EXHIBIT 10.1

Schedule “A”

COMPANY ACT

MEMORANDUM

of

GLOBETECH VENTURES CORP.

(as altered by special resolution passed

March 21, 2000)

1.

The name of the Company is GLOBETECH VENTURES CORP.

2.

The authorized capital of the Company consists of Twenty Million (20,000,000) common shares without par value.